Exhibit 4.1

                             SUBSCRIPTION AGREEMENT

SUBSCRIPTION OFFER

TO:            IQ POWER TECHNOLOGY INC. (the "Issuer")
               a corporation incorporated under the laws of Canada 1111 West Hastings Street, Suite 708-A
               Vancouver, BC, Canada, V6E 2J3

AND TO:        IPO CAPITAL CORP. (the "Agent")

The undersigned purchaser ("Purchaser") hereby irrevocably subscribes for and agrees to purchase on the Private Placement Subscription Terms and Conditions set out in Sections 1 through 6 attached:

----------- common shares (the "Shares") of the Issuer, at a price per Share of US$1.00 (the "Subscription Price"), for an aggregate purchase price (the "Purchase Price") of US$ ---------------

The execution by the Purchaser of this Agreement will constitute an irrevocable offer by the Purchaser to the Issuer to subscribe for the Shares. The acceptance of such offer by the Issuer, as evidenced by the signature of its authorized officer below, will constitute an agreement between the Purchaser and the Issuer for the Purchaser to purchase from the Issuer and for the Issuer to issue and sell to the Purchaser the Shares upon the terms and conditions contained herein and to issue the Shares in accordance with the Registration Instructions and Delivery Instructions indicated below.

DATED  at  --------------,   in  the  -----------  of   ------------------,   on
--------------------, 1999.


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(Name of Purchaser - please print)                       (Purchaser's Address)

By:
---------------------------------------------    -------------------------------------------------
Authorized Signature
                                                 (    )
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(Official Capacity or Title - please print)              (Telephone and Telecopier Numbers)

---------------------------------------------    -------------------------------------------------
(Please print name of individual whose           (Please print name of individual whose
signatures appears above if different than        signatures appears above if different than
the name of the Purchaser printed above)          the name of the Purchaser printed above)



--------------------------------------------------------------
(Print the  jurisdiction  of  incorporation  for a  corporate
Purchaser)

==================================================================================================
Registration Instructions:                       Delivery Instructions:


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Registered Owner                                         Address

                                                 -------------------------------------------------


---------------------------------------------    -------------------------------------------------
Account reference, if applicable                         Account reference, if applicable


---------------------------------------------    -------------------------------------------------
Address                                                  Contact Name

                                                 (   )
---------------------------------------------    -------------------------------------------------
Share Certificate Splits                                 Telephone Number

==================================================================================================

SUBSCRIPTION ACCEPTANCE

The Subscription Offer is hereby accepted        The obligations of the Agent under this Agreement
by the Issuer are effective --------, 1999.      are hereby  accepted  and  agreed  to by  the  Agent
                                                 effective ---------------------, 1999.


IQ POWER TECHNOLOGY INC.                         IPO CAPITAL CORP.


Per: ----------------------------------          Per: ----------------------------------



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                                                                          Page 2

               PRIVATE PLACEMENT SUBSCRIPTION TERMS AND CONDITIONS

1.   PURCHASE AND SALE OF SHARES

1.1 The Purchaser, as principal, hereby subscribes for and agrees to purchase, and the Issuer agrees to issue to the Purchaser, the Shares for the Subscription Price per Share (the "Private Placement").

1.2 The Private Placement is part of an offering of up to 5,500,000 Shares by the Issuer (the "Offering") having a minimum subscription per Purchaser of 25,000 Shares (US$25,000) although the Issuer may, in its sole discretion, accept a lesser amount.

1.3 The Purchaser shall pay the aggregate acquisition cost of the Shares (the "Purchase Price"), being the Subscription Price multiplied by the number of Shares, to the Agent on the date of execution of this Agreement (the "Payment Day") and the Agent shall hold those funds in escrow and release them to the Issuer at closing (the "Closing") in accordance with subsections 1.4 through 1.7.

1.4 The Purchase Price will be held in escrow by the Agent and will be released to the Issuer after

a.   the Issuer  receives  subscriptions  for at least  3,000,000  Shares in the
     aggregate  from  all  subscribers  on  terms   equivalent  to  the  Private
     Placement; and

b. the registration statement of the Issuer on Form 8-A under the Shares and Exchange Act of 1934, as amended, has been declared effective by the United States Securities and Exchange Commission.

1.5 The Closing of the purchase and sale of the Shares will take place upon acceptance by the Issuer of the Subscription Offer of the Purchaser and the release of the Purchase Price to the Issuer by the Agent from escrow.

1.6 At the Closing, the Issuer shall deliver one or more share certificates representing the number of Shares purchased in accordance with the registration instructions and delivery instructions provided on the subscription form attached.

1.7 The Issuer and the Purchaser also hereby agree to execute and deliver at Closing such other documents as may be necessary or appropriate to complete such Closing.

1.8 The Purchaser acknowledges that although a number of other subscriptions for Shares may be closed concurrent with the Closing, there may also be other separate closings under the Offering, some or all of which may occur before or after the Closing. As a result, there may be several Closings. To the extent that the Closing forms part of the initial closings of subscriptions under the Offering, the Purchaser is aware of the risk that insufficient further funds may be raised to meet the objectives of the Issuer.

1.9 The Subscription Offer attached shall be deemed an offer to acquire up to the number of Shares indicated thereon and the Issuer may accept or reject any Subscription Offer in whole or in part or may elect to allot to the Purchaser less than the number of Shares applied for by the Purchaser in which event the Subscription Offer shall be deemed amended to be for the number of Shares allotted by the Issuer without the need to obtain an amendment or any consent thereto from the Purchaser. If the Issuer rejects the Subscription Offer of the Purchaser or elects to allot to the Purchaser less than the number of Shares applied for, the Agent will return to the Purchaser that part of the Purchase Price not required to purchase the Shares allotted without interest or deduction forthwith after determining the allotment of Shares hereunder.

2.   ACKNOWLEDGMENTS OF THE SUBSCRIBER

The Purchaser acknowledges and declares that:

a. the Purchaser is aware that the Shares have not been qualified under the Shares Act, R.S.B.C. 1996, c.418 (the "Act"), or the Securities Rules (the "Rules") or the Securities Regulation (the "Regulation") promulgated under the Act (collectively the Act, the Rules, and the Regulation shall be referred to as the "Legislation") for distribution to the public, that no prospectus has been filed by the Issuer under the Act in connection with the distribution of the Shares, and that the Issuer is relying on exemptions from the registration and prospectus requirements of the Legislation in respect of the distribution of the Shares, and that as a result:

     i. the Purchaser is restricted from using most of the civil remedies available under the Legislation,

     ii. the Purchaser may not receive information that would be otherwise available to him under the Legislation in connection with his purchase of the Shares, and

     iii. the  Purchaser  is  relieved  from  certain   obligations  that  would
          otherwise apply under the Legislation;

b. the Purchaser is aware that the Shares form a part of a private placement offering of up to an aggregate of 5,500,000 Shares by the Issuer, as more particularly described in the Offering Memorandum, and that there is no minimum subscription for such offering and therefore any subscription funds may be accepted and used by the Issuer;

c. the Purchaser is aware and has been advised that his subscription funds will represent "risk" capital for the Issuer at a speculative stage of the development of the Issuer;

d.   no person has made to the Purchaser any written or oral representations:


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                                                                          Page 3


     i.   that any person will resell or repurchase the Shares,

     ii. that any person will refund the purchase price of the Shares except in accordance with this Agreement, or

     iii. as to the future price or value of the Shares;

e. no information or representation concerning the Issuer has been provided to the Purchaser by the Issuer or the Agent other than those contained in this Agreement and in the Offering Memorandum, and that the Purchaser is relying entirely upon information or documents made available by the Issuer to make a decision to purchase the Shares subscribed for hereunder;

f. there are restrictions on the ability of the Purchaser to resell the Shares and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Shares and it is not the obligation of the Issuer or the Agent or their respective solicitors to keep the Purchaser informed in this regard and, without limiting the generality of the foregoing, the resale of the Shares will be subject to resale restrictions, including a hold period, which will make it very difficult if not impossible, to resell the Shares in British Columbia;

g. where the sale of the Shares is exempted under paragraph (a), (b), or (c) of section 128 of the Rules or under section 76 of the Act in circumstances requiring delivery of an Offering Memorandum, the Purchaser has been provided with and has read and understood the offering memorandum of the Issuer (the "Offering Memorandum") prepared and delivered in connection with the sale of the Shares, and has based its decision to invest in the Issuer solely on the disclosure set out therein;

h. the Issuer has recommended the Purchaser seek and obtain independent legal advice from the solicitor for the Purchaser with respect to this Agreement prior to its execution and has provided the Purchaser with sufficient opportunity to do so and the Purchaser further acknowledges that it understands the terms, and its rights and obligations under this Agreement;

i. no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares;

j.   there is no government or other insurance covering the Shares; and

k.   there are risks associated with the purchase of the Shares.

3.   REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

The Purchaser represents and warrants to the Issuer as of the date of the Subscription Offer and at the Closing that:

a.   the  Purchaser  is resident  at the  address set forth on the  Subscription
     Offer;

b. the Purchaser is purchasing the Shares as principal and no other person, firm or corporation will have a beneficial interest in the Shares;

c. the statements of fact set out in any Form 20A (IP) or Form 20A (NIP) delivered to the Issuer by the Purchaser with the Subscription Offer are true and correct;

d.   the Purchaser is either:

     i.   a person exempted under section 74(2)(1) of the Act,

     ii. designated by the Executive Director under the Act (the "Executive Director") as an exempt purchaser under section 74(2)(3) of the Act,

     iii. purchasing as a principal where the Purchase Price exceed Cdn$97,000 under section 74(2)(4) of the Act and, where the Purchaser is a resident of Ontario, Cdn $150,000,

     iv. a person exempted under section 74(2)(9) of the Act who was not induced to purchase the Shares by expectation of employment or continued employment,

     v. a person exempted under paragraph (a) of section 128 of the Rules by virtue of being

          A. a "sophisticated purchaser" as defined in Appendix A to the Form 20A (NIP) attached hereto (a "Sophisticated Purchaser"),

          B. a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer, or

          C. a company, all the voting securities of which are beneficially owned by one or more of a senior officer or director of the Issuer, or of an affiliate of the Issuer, or a spouse, parent, brother, sister or child of a senior officer or director of the Issuer, or of an affiliate of the Issuer,

     vi. a person exempted under paragraph (b) of section 128 of the Rules by virtue of being a Sophisticated Purchaser where the Purchase Price are not less than Cdn$25,000,


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                                                                          Page 4


     vii. a person exempted under paragraph (c) of section 128 of the Rules by virtue of an authorized signatory having spoken to a person (the "Registered Person") who has advised that signatory that the Registered Person is registered to trade or advise in the Shares and that the purchaser of the Shares is a suitable investment for the Purchaser where the Purchase Price are not less than Cdn$25,000,

     viii.a person exempted under section 76 of the Act by reason of BOR #97/4 or otherwise;

e. the Subscription Offer was not solicited in any manner contrary to the Legislation;

f. the Shares are being purchased for investment purposes only and not with a view to resale or distribution;

g. the Purchaser is not acquiring the Shares as a result of any material information about the affairs of the Issuer that has not been publicly disclosed, save knowledge of this particular transaction;

h. the Purchaser will sell, assign or transfer the Shares only in accordance with the requirements of all applicable legislation;

i. where the Purchaser is a corporation, the Purchaser is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Purchaser and the entering into of this Agreement, and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which he is or may be bound;

j. this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser;

k. the Purchaser is not purchasing the Shares as a result of any advertisement of the Shares or the Offering; and

l. if the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

4.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Purchaser that the Shares issued to the Purchaser pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

5.   GENERAL

5.1 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions of and the intent of this Agreement including executing any undertakings required by the regulatory authorities or exchanges and furnishing, executing and delivering such documents and instruments and taking such other action as a party may reasonably request of the other as necessary or desirable to carry out the transactions contemplated herein, and the Purchaser specifically agrees to execute and deliver to the Issuer the Form 20A Acknowledgement and Undertaking as required under the Rules, copies of which have been provided to the Purchaser.

5.2 All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

5.3 This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the internal laws of the Province of British Columbia, Canada, without giving effect to any laws or principles that would apply the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Subscription Agreement may be brought against either of the parties in the courts of British Columbia, Canada, and each of the parties irrevocably consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

5.4 For valuable consideration received, the Purchaser waives the need for the Issuer to communicate acceptance of the Subscription Offer of the Purchaser for the Shares and agrees that the Subscription Offer is irrevocable by the Purchaser and, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement, and this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns once executed by the Purchaser.

5.5 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

5.6 The obligations of the Issuer under this Agreement are subject to and conditional upon the Exchange providing the Issuer with written notice that it has accepted the Private Placement for filing within 3 months of the reference date of this Agreement, failing which this Agreement may be declared null and void by the Issuer at any time prior to Closing.


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                                                                          Page 5


5.7 This subscription, upon acceptance by the Issuer, will represent the entire agreement of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, covenants, other agreements or understandings, oral and written, relating to the subject matter hereof except as stated or referred to in this subscription. It supersedes and merges within it all prior agreements or understandings between the parties, whether written or oral. In interpreting or construing this Agreement, the fact that one or the other of the parties may have drafted this Agreement or any provision shall not be given any weight or relevance.

5.8 Neither this subscription agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

5.9 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

5.10 The Purchaser will have the contractual rights of action described in the Offering Memorandum which rights are incorporated by reference herein.

5.11 Any notice under this Agreement must be in writing, delivered, telecopied or mailed by prepaid post, addressed to the party to which notice is to be given at the address for such party indicated herein or at another address designated by either party in writing. Notice which is delivered or telecopied will be deemed to have been given at the time of transmission or delivery. If notice is by mail it will be deemed to have been given 48 hours following the date of mailing. If there is an interruption in normal mail service at or prior to the time a notice is mailed, the notice must be delivered or telecopied.

5.12 The representations, warranties and covenants of the parties contained in this Agreement will survive the Closing of the purchase and sale of the Shares.

6.   POWER OF ATTORNEY TO COMPLETE
     PRIVATE PLACEMENT DOCUMENTS

    (If the Purchaser does not want to grant the following power of attorney, please cross out section 6 and initial at either end of the cross-out lines).

Effective upon the execution of this Agreement by the Issuer, the Purchaser:

a. irrevocably appoints the President of the Issuer (the "Attorney") as the attorney and agent for the Purchaser, with a full power of substitution, to execute, swear to, acknowledge, deliver, make, file, amend and record when, and as, necessary any instrument, acknowledgment, undertaking, direction or other document required to be filed by the Issuer or the Purchaser with any competent securities regulatory authority or stock exchange in connection with the purchase and sale of the Shares or necessary, in the opinion of the Attorney, to complete or perfect the transactions contemplated by this subscription, including, without limitation, any Form 20A required under the Rules;

b. declares that the power of attorney hereby granted is irrevocable and will survive the death, incapacity or bankruptcy of the Purchaser and will extend to and bind the Purchaser and the heirs, assigns, executors, trustees in bankruptcy or other legal representatives or successors of the Purchaser; and

c. agrees to be bound by any representations made or actions taken by the Attorney if such representations or actions are made or taken in good faith and in accordance with the power of attorney hereby granted, and the Purchaser waives any and all defences which may be available to the Purchaser to deny, contest, or disaffirm any such representations or actions.